UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ontario	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Colonial Parkway
Lake Mary, Florida		32746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 936-1190

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Framework Agreement Regarding Partnership and Membership Interests, Contributions, and Exchanges

On May 12, 2025, Village Farms International, Inc. (“VFI”), Village Farms Canada Limited Partnership (“VFCLP”) and Village Farms, L.P. (“VFLP,” and together with VFI and VFCLP, the “VF Sellers”) entered into a Framework Agreement Regarding Partnership and Membership Interests, Contributions, and Exchanges (the “Framework Agreement”) with Vanguard Food GP LLC, Vanguard Food LP and certain of its subsidiaries (collectively, “Vanguard”), Kennedy Lewis Capital Partners Master Fund II LP (“KL”) and Sweat Equities SPV LLC (“Sweat,” and together with “KL,” the “Initial Investors”). Pursuant to the Framework Agreement, subject to the terms and conditions thereof, (a) the VF Sellers will contribute certain assets comprising the VF Sellers’ produce business (the “Business”) to Vanguard, (b) the Initial Investors will contribute $55 million to Vanguard and (c) as consideration for the foregoing, (i) Vanguard Food LP will pay the VF Sellers $40 million ($5 million of which will be placed in escrow for one year to secure the VF Sellers’ indemnification obligations under the Framework Agreement and the TSA (as defined below)), subject to customary purchase price adjustments, (ii) Vanguard Food LP will issue (A) common units representing 37.9% of Vanguard LP’s equity ownership to the VF Sellers and (B) preferred and common units representing 62.1% of Vanguard LP’s equity ownership to the Initial Investors and (iii) Vanguard Food GP LLC will issue membership interests to VF LP, KL and Sweat. VFI will have no future obligations to contribute cash to Vanguard and will have pre-emptive rights to maintain its ownership interest.

The Framework Agreement provides that, upon the closing of the foregoing transactions (the “Closing”), the parties will enter into (a) an Amended and Restated Limited Partnership Agreement of Vanguard Food LP (the “LP Agreement”), (b) an Amended and Restated Limited Liability Company Agreement of Vanguard Food GP LLC (the “LLC Agreement”), (c) a Sales, Marketing & Distribution Agreement (the “SM&D Agreement”), (d) a Transition Services Agreement (the “TSA”) and (e) a Marfa Greenhouse Facility Sublease (the “Marfa Sublease”). The Closing is expected to occur in the second quarter of 2025, subject to the satisfaction of customary closing conditions.

The parties have agreed to appoint Charlie Sweat, Founder of Sweat, as Chairman of Vanguard’s Board of Managers. Michael A. DeGiglio, Founder, President, and Chief Executive Officer of VFI, will also be appointed to Vanguard’s Board of Managers and will serve as Interim Chief Executive Officer of Vanguard until a permanent replacement has been identified. Steve Ruffini, Chief Financial Officer of VFI, will also serve on Vanguard’s Board of Managers.

Upon Closing, VFI will continue to own its 30-acre Monahans greenhouse facility in Texas, and will own and lease its 20-acre Marfa I greenhouse facility in Texas to Vanguard. The Marfa I facility is currently expandable to 40-acres and is adjacent to 950 acres of unoccupied land owned by VFI available for future expansion. In Canada, VFI will continue to own and operate its 60-acre Delta 1 greenhouse which is located in Delta, British Columbia. VFI will enter into a multi-year supply agreement with Vanguard to provide it with fresh produce production from Delta. VFI will also enter into a transition services agreement with Vanguard in order to assist Vanguard in establishing itself as an independent company.

The foregoing summary does not purport to be complete and is qualified in its entirety by the provisions of the Framework Agreement, a copy of which will be filed by amendment to this Current Report on Form 8-K, no later than the filing date of the Company’s next quarterly report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Farms International, Inc.

Date:	May 16, 2025	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini Title: Executive Vice President and Chief Financial Officer